UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016 (March 23, 2016)

Health Net, Inc.

(formerly known as Chopin Merger Sub II, Inc., successor by merger to Health Net, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street Woodland Hills, California		91367
(Address of Principal Executive Offices)		(Zip Code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On March 24, 2016, the acquisition of Health Net, Inc., a Delaware corporation (the “Company”), by Centene Corporation, a Delaware corporation (“Centene”), was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of July 2, 2015 (the “Merger Agreement”), by and among the Company, Centene, Chopin Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Centene (“Merger Sub I”), and Chopin Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of Centene (“Merger Sub II”). Upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub I merged with and into the Company (the “First Merger”), with the Company as the surviving corporation (the “First Surviving Corporation”), and (ii) immediately after the consummation of the First Merger, the First Surviving Corporation merged with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving company under the name “Health Net, Inc.” (the “Ultimate Surviving Corporation”).

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 24, 2016, the Ultimate Surviving Corporation entered into the Second Supplemental Indenture, dated as of March 24, 2016 (the “Second Supplemental Indenture”), between the Ultimate Surviving Corporation, as successor company, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), supplementing the Indenture, dated as of May 18, 2007, between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of August 12, 2015 (such Indenture, as supplemented by such First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), which governs the 6.375% Senior Notes due 2017, CUSIP No. 422248 AA2 (the “Notes”) issued by the Company. Pursuant to the Second Supplemental Indenture, in connection with the consummation of the Second Merger, the Ultimate Surviving Corporation, as successor to the Company, assumed the Company’s obligations under the Notes and the Indenture.

The foregoing description of the Second Supplemental Indenture is not complete and is subject to and qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which was filed as Exhibit 4.1 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Revolving Credit Facility with Bank of America, N.A.

In connection with the consummation of the Mergers, on March 24, 2016, all amounts due and owing under that certain Credit Agreement, dated as of October 24, 2011, by and among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto from time to time (the “Credit Agreement”) were paid and the Credit Agreement was terminated in accordance with its terms. The material terms of the Credit Agreement are described in the Company’s Current Report on Form 8-K filed on October 28, 2011, and such description is incorporated herein by reference.

Master Services Agreement with Cognizant Healthcare Services, LLC

In connection with the consummation of the Mergers, on March 23, 2016, the Company terminated that certain Master Services Agreement, dated as of November 2, 2014 (as subsequently amended and restated, the “Master Services Agreement”), with Cognizant Healthcare Services, LLC, a wholly owned subsidiary of Cognizant Technology Solutions Corporation (collectively, “Cognizant”) by delivering a notice of such termination to Cognizant and paying to Cognizant a break-up fee of $10 million in accordance with the terms of the Master Services Agreement. The material terms of the Master Services Agreement are described in the Company’s Current Reports on Form 8-K filed on November 3, 2014 and July 8, 2015, and such descriptions are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 24, 2016, pursuant to the terms of the Merger Agreement, Centene completed the acquisition of the Company through the Mergers. At the effective time of the First Merger (the “Effective Time”), each share of common stock, par value $0.001 per share (the “Common Stock”), of the Company (excluding shares held by the Company in treasury, any shares held, directly or indirectly, by Centene, by Merger Sub I or by Merger Sub II and any shares that were outstanding immediately prior to the Effective Time held by any person who was entitled to demand and has properly demanded appraisal of such shares pursuant to, and who has otherwise complied in all respects with, Section 262 of the Delaware General Corporations Law), was cancelled and automatically converted into the right to receive the merger consideration (the “Merger Consideration”), consisting of $28.25 in cash and 0.622 of one share of Centene’s common stock. No fractional shares of Centene common stock were issued in connection with the Mergers, and cash was paid in lieu thereof.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each outstanding stock option to purchase shares of Common Stock was cancelled and converted into a right to receive cash and shares of Centene’s common stock (net of the option exercise price), (ii) each of the Company’s vested performance share awards and vested restricted stock units was cancelled and converted into the right to receive the Merger Consideration in respect of each share of Common Stock subject to such awards and units and (iii) each unvested performance share award and restricted stock unit of the Company was converted into an award payable in Centene’s common stock and otherwise subject to the same terms and conditions, provided that any outstanding performance criteria was deemed satisfied at target.

As a result of the consummation of the First Merger, stockholders of the Company (including holders of certain Company equity awards as described above) will receive in the aggregate approximately 49 million shares of Centene common stock and approximately $2.2 billion in cash. The issuance of Centene common stock in connection with the First Merger, as described above, was registered under the Securities Act of 1933, as amended, pursuant to Centene’s registration statement on Form S-4 (File No. 333-206463), as amended, initially filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2015 and declared effective on September 21, 2015.

Immediately after the consummation of the First Merger, the Second Merger was consummated and the First Surviving Corporation was merged with and into the Ultimate Surviving Corporation, with the Ultimate Surviving Corporation continuing as the surviving company.

Based upon the final mix of cash and stock in the Merger Consideration described above and the trading price of the Common Stock on the last full trading day prior to the closing date of the Mergers, the Company and Centene will report the Mergers as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2015, and the terms of which are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As of March 24, 2016, trading in shares of Common Stock on the New York Stock Exchange (the “NYSE”) has been halted. As a consequence of the First Merger, on March 24, 2016, the Company requested that the NYSE file a Form 25 with the SEC, to request the removal of the Common Stock from listing on the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The disclosure set forth in the Introductory Note above and under Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note above and under Items 2.01 and 3.01 above is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Upon consummation of the Mergers, the Company was ultimately merged with and into Merger Sub II and ceased to exist as a separate legal entity. The disclosure set forth in the Introductory Note above and under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

The aggregate purchase price was approximately $6.0 billion, including the assumption of debt. Centene financed the Mergers with available cash and the net proceeds from a notes offering and additional borrowings under its credit facility.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each of Roger F. Greaves, Mary Anne Citrino, Theodore F. Craver, Jr., Vicki B. Escarra, Gale S. Fitzgerald, Jay M. Gellert, Douglas M. Mancino, George Miller, Bruce G. Willison and Frederick C. Yeager resigned from the board of directors of the Company (the “Board”). The resignations were not the result of any disagreement with the Company and were effectuated solely in connection with the Mergers. In connection with the consummation of the Mergers, each of Jesse N. Hunter, Jeffrey A. Schwaneke and Keith H. Williamson will serve on the board of directors of the Ultimate Surviving Corporation until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Following the Mergers, each of Jesse N. Hunter, Jeffrey A. Schwaneke and Keith H. Williamson, the officers of Merger Sub II immediately prior to the effective time of the Second Merger, remained as officers of the Ultimate Surviving Corporation following the effective time of the Second Merger. The officers of the Company immediately prior to the effective time of the Second Merger remained in their positions following the effective time of the Second Merger.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the First Surviving Corporation was amended and restated in its entirety. At the effective time of the Second Merger, the certificate of incorporation of the Ultimate Surviving Corporation was further amended and restated in connection with the Second Merger. The resulting certificate of incorporation of the Ultimate Surviving Corporation as so amended and restated is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time, the bylaws of the First Surviving Corporation were amended and restated in their entirety to be the bylaws of Merger Sub I as in effect immediately prior to the Effective Time, except that references to Merger Sub I’s name were replaced by references to “Health Net, Inc.” At the effective time of the Second Merger, the bylaws of the Ultimate Surviving Corporation as in effect immediately prior to the effective time of the Second Merger continued as the bylaws of the Ultimate Surviving Corporation, except that references to Merger Sub II’s name were replaced by references to “Health Net, Inc.” The resulting bylaws of the Ultimate Surviving Corporation as so amended and restated are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Health Net, Inc. (formerly known as Chopin Merger Sub II, Inc.).

3.2	Amended and Restated By-laws of Health Net, Inc. (formerly known as Chopin Merger Sub II, Inc.).

4.1	Second Supplemental Indenture, dated as of March 24, 2016, between Health Net, Inc. (formerly known as Chopin Merger Sub II, Inc.) and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Health Net, Inc. (formerly known as Chopin Merger Sub II, Inc.), as successor by merger to the registrant, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH NET, INC.

By:	/s/ Keith H. Williamson
Name:	Keith H. Williamson
Title:	Secretary

Date: March 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Health Net, Inc. (formerly known as Chopin Merger Sub II, Inc.).

3.2	Amended and Restated By-laws of Health Net, Inc. (formerly known as Chopin Merger Sub II, Inc.).

4.1	Second Supplemental Indenture, dated as of March 24, 2016, between Health Net, Inc. (formerly known as Chopin Merger Sub II, Inc.) and The Bank of New York Mellon Trust Company, N.A., as trustee.